SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

CorVu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-29299	41-1457090
(Commission File Number)	(IRS Employer
Identification No.)

3400 West 66th Street

Edina, Minnesota  55435

(Address of Principal Executive Offices and Zip Code)

(952) 944-7777

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On May 10, 2007, holders of a majority of the outstanding shares of CorVu Corporation (“Company”) common stock and Series B Convertible Preferred Stock approved the merger contemplated by the Agreement and Plan of Merger dated March 5, 2007 by and between the Company, Rocket Software, Inc. (“Parent”) and Rocket Software Minnesota, Inc., a wholly-owned subsidiary of Parent (“Newco”) pursuant to which Newco will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”).  Shareholders voted 38,685,341 shares of common stock in favor of and 439,672 shares against the Merger, out of an aggregate of 49,527,274 shares of common stock issued and outstanding as of the record date; there were no abstentions.  Out of 360,000 shares of Series B Convertible Preferred Stock issued and outstanding as of the record date, 310,000 shares were voted in favor of and 50,000 shares voted against the Merger.

Assuming the remaining conditions to the closing of the merger are satisfied, the Company anticipates the closing of the merger will occur on or before May 21, 2007.

The Company’s Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and quoted on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “CRVU.”  As a result of the merger, the Company will be a privately-held corporation, and there will be no public market for its shares.  After the merger, the Company’s shares will cease to be quoted on the OTCBB, the Company will no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”), and the registration of the Company’s shares under the Exchange Act will be terminated.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial statements:  None.

(b)           Pro forma financial information:  None.

(c)           Shell company transactions:  None.

(d)           Exhibits:  None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVU CORPORATION

	By	/s/ David C. Carlson
Date: May 11, 2007		David C. Carlson
Chief Financial Officer